UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 28, 2009

ALPHA SECURITY GROUP CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33354	03-0561397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

328 West 77th Street, New York, New York	10024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 877-1588 not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 1, 2009, Alpha Security Group Corporation (NYSE Amex LLC:  HDS; HDS-WT; HDS-U) (the “Company” or “Alpha Security”) issued a press release, attached to this Current Report on Form 8–K as Exhibit 99.1, reporting that the Company received a letter on May 28, 2009, from NYSE Amex LLC (the “AMEX”) indicating that as a result of the Company’s failure to file its Quarterly Report on Form 10-Q for the period ended March 31, 2009 with the Securities and Exchange Commission by May 15, 2009 (the deadline for filing its Form 10-Q), the Company is not in compliance with the AMEX’s requirements for continued listing set forth in Sections 134 and 1101 of the NYSE Amex LLC Company Guide (the “AMEX Company Guide”), and this constitutes a material violation of its listing agreement and could serve as an additional basis for delisting the Company’s securities from the AMEX. The Company has previously received notice from the AMEX that its failure to file an Annual Report on Form 10-K for the year ended December 31, 2008 constituted a material violation of its listing agreement and could serve as a basis for delisting the Company’s securities from the AMEX.

A copy of a press release relating to the foregoing is attached hereto as Exhibit 99.1.

Item 9.01       Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated June 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Alpha has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 1, 2009
ALPHA SECURITY GROUP CORPORATION

By:		/s/ Steven M. Wasserman
	Name:	Steven M. Wasserman
	Title:	Chief Executive Officer,
Chief Financial Officer, President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 1, 2009